UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2006

Date of Report (Date of earliest event reported)

EL POLLO LOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-115486	33-0377527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Michelson Drive, Suite 550, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 399-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed on December 9, 2005, Kenneth W. Clark resigned as Vice President of Operations of El Pollo Loco, Inc. (the “Company”). On January 9, 2006, Stephen J. Sather was appointed Vice President, Operations. In connection with his appointment as Vice President, Operations, the Company and Mr. Sather entered into an Employment Agreement, dated as of January 9, 2006 (the “Employment Agreement”), pursuant to which Mr. Sather will be paid a base salary of $225,000, subject to increases as described in the Employment Agreement. Mr. Sather also will be eligible for annual bonuses, the amounts of which will be determined according to certain EBITDA targets described in the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Sather is required to invest $50,000 in Chicken Acquisition Corp. (“CAC”), the indirect parent of the Company. In addition to the Employment Agreement, Mr. Sather has been granted an option to purchase 17,777.78 shares of common stock of CAC. The stock options will vest automatically on January 9, 2013, except that vesting may be accelerated upon the achievement of certain EBITDA targets set forth in the Non-Qualified Stock Option Agreement, which is attached as an exhibit to the Employment Agreement. The option will expire on January 9, 2016.

From 2002 to the date of his appointment as Vice President, Operations of the Company, Mr. Sather, 57, was Senior Vice President of Retail Operations for Great Circle Management, LLC, the franchise operator of Krispy Kreme Doughnuts and Noodles & Company in Southern California. From 1998-2001, Mr. Sather was Chief Operating Officer for Rubio’s Restaurants, Inc., a chain of quick-service Mexican restaurants.

The foregoing description of the Employment Agreement does not purport to be a complete statement of the parties’ rights under the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Other Material Relationships

The Company does not have any material relationships with Mr. Sather other than in respect of the Employment Agreement, his employment as an officer of the Company, and certain stock options held by Mr. Sather to purchase shares of common stock of CAC.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth under Item 1.01 of this report is incorporated by reference in Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 9, 2006, by and between El Pollo Loco, Inc. and Stephen J. Sather

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This Form 8-K contains forward-looking statements, which are statements that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” “could” or words or phrases of similar meaning. The statements reflect management’s current expectations regarding future events. Risk factors that could cause actual results to differ materially from those expressed in the forward-looking statements include those risk factors listed from time to time in the company’s reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL POLLO LOCO, INC.

Dated: December 13, 2005	By:	/s/ Joseph Stein
Joseph Stein
Vice President of Finance, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 9, 2006, by and between El Pollo Loco, Inc. and Stephen J. Sather